UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-169258 (Commission File Number)	26-0273989 (I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois (Address of principal executive offices)	60061 (Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

8% Senior Secured Notes Due 2018

On December 17, 2010, CDW LLC (“CDW”) and CDW Finance Corporation (together with CDW, the “Issuers”), which are wholly-owned subsidiaries of CDW Corporation (the “Company”), closed on the issuance of $500 million aggregate principal amount of their 8% Senior Secured Notes due 2018 (the “Notes”) at an issue price of 100% of the principal amount of the Notes, in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes mature on December 15, 2018 and bear interest at a rate of 8% per annum, payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2011.

All of the proceeds from the offering were used to repay indebtedness outstanding under CDW’s senior secured term loan (the “Term Loan”) at par in connection with the previously announced amendment to the Term Loan, which became effective on December 17, 2010.

Indenture

The Notes were issued pursuant to an indenture, dated as of December 17, 2010 (the “Indenture”), among the Issuers, the Company and certain other guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee.

The Issuers may redeem the Notes, in whole or in part, at any time prior to December 15, 2014 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus the applicable “make-whole” premium, as described in the Indenture. The Issuers may redeem the Notes, in whole or in part, at any time on or after December 15, 2014 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus a premium declining over time as set forth in the Indenture. In addition, at any time on or prior to December 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings, as described in the Indenture. If CDW experiences certain change of control events, Note holders may require it to repurchase all or part of their Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of CDW and the Guarantors to, among other things, incur or guarantee additional indebtedness or issue preferred stock; pay dividends and make other restricted payments; incur restrictions on the payment of dividends or other distributions from restricted subsidiaries; create or incur certain liens; make certain investments; transfer or sell assets; engage in transactions with affiliates; and merge or consolidate with other companies or transfer all or substantially all of its assets. The Indenture also contains certain restrictions on the business activities, assets and liabilities of CDW Finance Corporation. These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture also provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants and cross acceleration provisions. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 which is incorporated herein by reference.

Registration Rights Agreement

The Notes are entitled to registration rights pursuant to a registration rights agreement, dated December 17, 2010 (the “Registration Rights Agreement”) among the Issuers, the Guarantors and the initial purchasers of the

Notes. The Issuers are required to use commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”), have such registration statement declared effective by the SEC and complete the exchange offer within 300 days of December 17, 2010, and in certain limited circumstances, to file a shelf registration statement. If the Issuers breach certain of their obligations under the Registration Rights Agreement (including any obligations related to the requirement to complete the exchange offer), the interest rate for the Notes will increase by 0.25% per annum so long as the registration default continues, increasing by an additional 0.25% per annum if such default continues for any subsequent 90-day period, up to a maximum of 0.50%.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.3 which is incorporated herein by reference.

Collateral Agreement

The Notes are secured by a guarantee and collateral agreement, dated October 12, 2007, as amended and restated December 17, 2010, among CDW, the Guarantors and Morgan Stanley & Co. Incorporated, in its capacity as collateral agent (the “Collateral Agreement”).

The description of the Collateral Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed herewith as Exhibit 10.1 which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 17, 2010, among the Issuers, the Guarantors and U.S. Bank National Associate, as Trustee, governing the Notes.
4.2	Form of 8% Senior Secured Note (included as Exhibit A to Exhibit 4.1).
4.3	Registration Rights Agreement, dated December 17, 2010 among the Issuers, the Guarantors and the initial purchasers of the Notes.
10.1	Guarantee and Collateral Agreement, dated October 12, 2007, as amended and restated December 17, 2010, among CDW, the Guarantors and Morgan Stanley & Co. Incorporated, in its capacity as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date:	December 20, 2010	By:	/s/ Robert J. Welyki
Robert J. Welyki
Vice President and Treasurer